EXHIBIT 10.5

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC. ENTERS INTO A PARTNERSHIP

WITH CICERO TO ASSIST IN BUSINESS DEVELOPMENT AND WEBSITE EXPANSION

Tulsa, Oklahoma (OK), June 12, 2020 (NEWSWIRE) – Success Entertainment Group International, Inc. (“SEGN”)  (the “Company”) announced today that it has entered into data purchase and services agreements with Cicero Transact Group, Inc. (“Cicero”).  Cicero will supply targeted data to SEGN to align with its business verticals. Cicero will also assist in building multiple websites for the Company.

The acquired data records and websites will target telecommunication markets, health and wellness markets, potential customers such as medical practitioners, pharmacies, health industry professionals, government and hospitals. The data will be a huge benefit to the Company and help expand its medical and utility infrastructure brands including the recently-acquired Renavotio. Cicero will not only provide SEGN access to direct targeted data, but it will advise SEGN and its subsidiaries how such targeted data can help the companies execute their business models.  Cicero will work closely with SEGN to help it establish or assist with their core business objectives and lead generation campaigns.

“We are hopeful that our working relationship with Cicero will assist us in our formation of a clear business development strategy for the planned launch of Renavotio.com. Our business model is made up of three (3) distinct and long-term SaaS models pertaining to utility management, telecommunications and medical infrastructure which are huge markets that we believe strongly align with Cicero’s services.,” said William Robinson, CEO of SEGN.

ABOUT CICERO TRANSACT GROUP, INC. (“CICERO”)

Cicero is an exclusive online network of members from around the world who are dedicated to forging strategic business alliances. Our business platform offers a revolutionary new way to transact business with a global membership that covers every industry vertical.  Invited members have premier access to our online platform, allowing an inside look at start-ups, entrepreneurs, and small and mid-cap companies looking for the necessary support to grow their businesses and effectively execute their business plans. Cicero’s business platform allows you, as a member, to actively seek deals and opportunities that best suit your area of expertise. Members of Cicero Transact Group, Inc. have the ability to review, participate in, and earn income on high-quality deal flow by leveraging their business contacts and connections. Cicero invites you to be part of its game-changing revolution in the way business is transacted see https://www.cicerotransact.com,

ABOUT SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC. (SEGN)

Success Entertainment Group International Inc. (OTCQB: SEGN), plans to operate three (3) infrastructure and financial based models, Fiber optic, 5G and utility management, medical technology, and personal protective equipment (PPE) infrastructure products, e-commerce based organization, sharing platforms and database membership financial growth management. Such revenue streams may contribute viable and steady growth to the Company.

ABOUT RENAVOTIO INFRATECH (RII)

RII is a holding company focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology and related industries. RII initial targets along with recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long term savings utilizing smart utility monitoring and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning.

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ABOUT UTILITY MANAGEMENT CORP

Utility Management Corp is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas and water utilities for commercial, industrial and municipal end users.  UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Success Entertainment Group International Inc.
Email Contact:  brobinson@renavotio.com
Telephone: +1(504) 722-7402

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